Exhibit 99.1

NEWS RELEASE	OTCQX: SHWZ
FOR IMMEDIATE RELEASE	NEO: SHWZ

SCHWAZZE ANNOUNCES FIRST QUARTER 2023 FINANCIAL RESULTS

Revenue Increases 26% to $40.0M Compared to $31.8M in Q1 2022

Income From Operations Grew to $5.6M Compared to ($4.8M) in Q1 2022

Adjusted EBITDA (1) of $14.5M, or 36% of Revenue, Compared to $7.9M, or 25% in Q1 2022

Company Generates $2.7M in Free Cash Flow (2)

Continues to Deepen Foothold in Colorado & New Mexico with Newly Signed Asset Purchases

Conference Call & Webcast Scheduled for Today – 5:00 pm ET

DENVER, CO – May 10, 2023 – Medicine Man Technologies Inc. operating as Schwazze, (OTCQX:SHWZ) (NEO:SHWZ) ("Schwazze" or the “Company"), today announced financial results for the first quarter (“Q1 2023”).

Q1 2023 Financial Summary:

◾	Revenues of $40.0M, an increase of 26% compared to $31.8M in Q1 2022
◾	Gross Profit of $23.0M, an increase of 111% compared to $10.9M in Q1 2022
◾	Operating Income of $5.6M, an increase of $10.4M compared to ($4.8M) in Q1 2022
◾	Adjusted EBITDA (1) of $14.5M was 36.3% of revenue, compared to $7.9M and 24.7% of revenue for Q1 2022
◾	Net Income of $1.7M, an increase of $28.5M compared to net loss of ($26.8M) in Q1 2022
◾	Free Cash Flow (2) of $2.7M, a decrease of $3.0M compared to $5.7M in Q1 2022
◾	Retail sales of $35.8M, an increase of 35% compared to $26.5M in Q1 2022

Accomplishments for Q1 2023

During the first quarter of 2023, Schwazze continued its expansion plans into Colorado and New Mexico. In Colorado, the Company entered into definitive agreements to acquire two Smokey’s retail dispensaries in Fort Collins and Garden City, as well as Standing Akimbo, the largest medical dispensary in Colorado. In New Mexico, the Company entered into a definitive agreement to acquire 14 retail dispensaries, one manufacturing and one cultivation facility from Everest. These acquisitions continue to deepen Company’s foothold in Colorado and New Mexico with a total dispensary count to-date of 60, as well as three manufacturing facilities and six operating cultivation facilities.

Recent 2023 Developments

◾	In January, we announced new Chief Financial Officer, Forrest Hoffmaster
◾	In February, we announced new Chief Legal Officer, Christine Jones
◾	In March, we opened two new R.Greenleaf locations in New Mexico – Albuquerque and Carlsbad
◾	In March, we launched an enhanced customer ecommerce platform in New Mexico for the R.Greenleaf retail banner
◾	In April, we launched the expansion of our in-house product portfolio with a new pre-ground, ready-to-roll flower brand, EDW or Every Day Weed
◾	In May, we announced new Executive Vice President of Commercial Sales, Chris Driessen
◾	In May, we launched an enhanced custom e-commerce platform in Colorado for the Emerald Fields retail banner

“To date, we have opened, acquired, or announced pending acquisitions of 60 dispensaries with six operating cultivations and three manufacturing facilities across Colorado and New Mexico,” stated Justin Dye, CEO of Schwazze. “We believe our growing variety of retail brands resonate strongly with our cannabis customers, and the team is well-positioned to play offense as we continue to strengthen our position for shareholders.”

“Schwazze continues to gain significant momentum in its performance year-over-year despite a continued challenging environment, particularly in Colorado,” said Nirup Krishnamurthy, President of Schwazze. “We are excited about the pending acquisitions in our portfolio and the forthcoming retail banners of Standing Akimbo and Everest. In addition, the expansion of our in-house product portfolio with the launch of our pre-ground, ready-to-roll flower brand, EDW, provides our consumers with more variety in product selection.

Q1 2023 Results of Operations

Consolidated First Quarter revenues of $40 million dollars increased $8.2 million dollars or 26% compared to $31.8 million dollars for the same quarter last year. Quarter over quarter revenues remain flat as is seasonally typical for the industry.

Income from operations was $5.6 million dollars and improved $10.4 million dollars over the ($4.8) million dollar loss from operations in the first quarter of 2022. Adjusted EBITDA for Q1 2023 was $14.5 million dollars or 36.3% of revenue compared to $7.9 million dollars or 24.7% of revenue for the same period last year. We ended the quarter with $35 million in cash.

Total cost of goods and services was $17.0 million dollars compared to $20.8 million for the same period last year, representing a $3.8 million dollar decrease or 18.6%. This was primarily due to overall cost improvements due to vertical integration in New Mexico.

As a result, gross profit increased to $23.0 million dollars or 58% of total revenue compared to $10.9 million dollars or 34% for the same quarter last year with quarter over quarter improvement as compared to $23 million or 57% of total revenue in Q4 2022.

Total Operating Expenses totaled $17.4 million dollars for Q1 2023 as compared to $15.7 million for Q1 2022, representing an increase of $1.7 million dollars driven by payroll tax refunds offset by intangible asset amortization related to non-cash purchase price accounting adjustments from 2022 acquisitions reflected in selling, general and administrative expenses.

Other income for Q1 2023 was $758 thousand dollars, compared to other expense of $20.7 million dollars for the same quarter last year. The year-over-year change in other income/expense was driven by the accounting revaluation of the derivative liability related to the convertible note.

As a result, Schwazze generated Net Income of $1.7 million dollars compared to a Net Loss of ($26.8) million dollars for Q1 2023.

Forrest Hoffmaster, CFO for Schwazze commented, “While weathering tough macro economic and industry specific conditions, our team continues to deliver disciplined improvements to the core business infrastructure with smart, accretive acquisitions within two highly competitively markets. We are pleased with our start to 2023, our ability to produce strong results, a desirable cash position, and free cash flow.”

(1)	Adjusted EBITDA represents earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating costs. The Company uses adjusted EBITDA as it believes it better explains the results of its core business.
(2)	Free Cash Flow, a non-GAAP measure, represents cash flow from operations, adding back cash interest expense for the period, less capital expenditures for the period.

Webcast – Wednesday, May 10 – 5:00 pm ET

Investors and stakeholders may participate in the conference call by dialing 416-764-8650 or by dialing North American toll free 1-888-664-6383 or listen to the webcast from the Company’s website at https://ir.schwazze.com The webcast will be available on the Company’s website and on replay until May 17, 2023, and may be accessed by dialing 1-416-764-8677 or North American toll free 1-888-390-0541 / 592815 #.

Following their prepared remarks, Company management will answer investor questions. Investors may submit questions in advance or during the conference call itself through the weblink: https://app.webinar.net/x0q6rpnP84n  This weblink has been posted to the Company’s website and will be archived on the website. All Company SEC filings can also be accessed on the Company website at https://ir.schwazze.com/sec-filings.

About Schwazze

Schwazze (OTCQX: SHWZ) (NEO: SHWZ) is building a premier vertically integrated regional cannabis company with assets in Colorado and New Mexico and will continue to take its operating system to other states where it can develop a differentiated regional leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale. The Company is committed to unlocking the full potential of the cannabis plant to improve the human condition, deriving its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth.

Since April 2020, Schwazze has acquired, opened, or announced the planned acquisition of 60 cannabis retail dispensaries (bannered as Star Buds, Emerald Fields, R. Greenleaf, Standing Akimbo, and Everest) as well as six operating cultivation facilities and three manufacturing plants across Colorado and New Mexico. In May 2021, Schwazze announced its Biosciences division, and in August 2021, it commenced home delivery services in Colorado.

Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company’s leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector. Schwazze is passionate about making a difference in our communities, promoting diversity and inclusion, and doing its part to incorporate climate-conscious best practices.

Medicine Man Technologies, Inc. was Schwazze’s former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intends,” “plans,” “strategy,” “prospects,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other words of similar meaning in connection with a discussion of future events or future operating or financial performance, although the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are not guarantees of future events or performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control and cannot be predicted or quantified. Consequently, actual events and results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) regulatory limitations on our products and services and the uncertainty in the application of federal, state, and local laws to our business, and any changes in such laws; (ii) our ability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (iii) our ability to identify, consummate, and integrate anticipated acquisitions; (iv) general industry and economic conditions; (v) our ability to access adequate capital upon terms and conditions that are acceptable to us; (vi) our ability to pay interest and principal on outstanding debt when due; (vii) volatility in credit and market conditions; (viii) the loss of one or more key executives or other key employees; and (ix) other risks and uncertainties related to the cannabis market and our business strategy. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investors Joanne Jobin, ICR Investor Relations Joanne.jobin@schwazze.com 647.964.0292	Legal Christine Jones, Schwazze Chief Legal Officer Christine.Jones@schwazze.com 303.809.2697	Media Julie Suntrup, Schwazze Vice President, Corporate Marketing & Brands julie.suntrup@schwazze.com 303.371.0387

MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

For the Periods Ended March 31, 2023 and December 31, 2022

Expressed in U.S. Dollars

	March 31,	December 31,
	2023	2022
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$35,166,629	$38,949,253
Accounts receivable, net of allowance for doubtful accounts	4,590,159	4,471,978
Inventory	25,577,433	22,554,182
Note receivable – current, net	—	11,944
Marketable securities, net of unrealized gain of $1,816 and loss of $39,270, respectively	456,099	454,283
Prepaid expenses and other current assets	8,330,194	5,293,393
Total current assets	74,120,514	71,735,033
Non-current assets
Fixed assets, net accumulated depreciation of $5,880,513 and $4,899,977, respectively	29,332,369	27,089,026
Investments	2,000,000	2,000,000
Goodwill	64,479,817	94,605,301
Intangible assets, net accumulated amortization of $21,461,721 and $16,290,862, respectively	132,370,859	107,726,718
Note receivable – non-current, net	1,313	—
Deferred tax assets, net	135,155	—
Other non-current assets	1,166,582	1,527,256
Operating lease right of use assets	19,783,067	18,199,399
Total non-current assets	249,269,162	251,147,700
Total assets	$323,389,676	$322,882,733

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,258,510	$7,848,613
Accounts payable – related party	48,276	22,380
Accrued expenses	10,414,494	10,314,958
Derivative liabilities	8,006,568	16,508,253
Lease liabilities – current	3,648,395	3,139,289
Current portion of long term debt	3,000,000	2,250,000
Income taxes payable	12,597,218	7,297,815
Total current liabilities	41,973,461	47,381,308
Non-current liabilities
Long term debt, net of debt discount and issuance costs	128,184,150	125,521,520
Lease liabilities	19,108,720	17,314,464
Deferred income taxes, net	—	502,070
Total non-current liabilities	147,292,870	143,338,054
Total liabilities	189,266,331	190,719,362

Stockholders’ equity
Preferred stock, $0.001 par value. 10,000,000 shares authorized; 86,994 shares issued as of March 31, 2023 and 86,994 shares issued as of December 31, 2022, 86,994 outstanding at March 31, 2023 and 86,994 outstanding at December 31, 2022.	87	87
Common stock, $0.001 par value. 250,000,000 share authorized; 56,352,545 shares issued and 55,212,547 shares outstanding as of March 31, 2023 and 56,352,545 shares issued and 55,212,547 shares outstanding as of December 31, 2022.	56,353	56,353
Additional paid-in capital	180,596,185	180,381,641
Accumulated deficit	(44,496,153)	(46,241,583)
Common stock held in treasury, at cost, 920,150 shares held as of March 31, 2023 and 920,150 shares held as of December 31, 2022	(2,033,127)	(2,033,127)
Total stockholders’ equity	134,123,345	132,163,371
Total liabilities and stockholders’ equity	$323,389,676	$322,882,733

See accompanying notes to the consolidated financial statements

MEDICINE MAN TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the Three Months Ended March 31, 2023 and March 31, 2022

Expressed in U.S. Dollars

	Three Months Ended
	March 31,	March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Operating revenues
Retail	$35,820,111	$26,525,716
Wholesale	4,058,925	5,207,388
Other	121,900	44,450
Total revenue	40,000,936	31,777,554
Total cost of goods and services	16,968,270	20,840,051
Gross profit	23,032,666	10,937,503
Operating expenses
Selling, general and administrative expenses	10,215,805	6,855,711
Professional services	1,187,364	2,584,472
Salaries	5,764,993	5,296,777
Stock based compensation	214,544	991,083
Total operating expenses	17,382,706	15,728,043
Income (loss) from operations	5,649,960	(4,790,540)
Other income (expense)
Interest expense, net	(7,745,854)	(7,302,254)
Unrealized gain (loss) on derivative liabilities	8,501,685	(13,417,472)
Other income	—	7
Unrealized gain (loss) on investments	1,816	(8,549)
Total other income (expense)	757,647	(20,728,268)
Pre-tax net income (loss)	6,407,607	(25,518,808)
Provision for income taxes	4,662,178	1,259,894
Net income (loss)	$1,745,429	$(26,778,702)

Less: Accumulated preferred stock dividends for the period	(2,029,394)	(1,743,444)
Net income (loss) attributable to common stockholders	$(283,965)	$(28,522,146)

Earnings (loss) per share attributable to common shareholders
Basic earnings (loss) per share	$(0.01)	$(0.61)
Diluted earnings (loss) per share	$(0.06)	$(0.61)

Weighted average number of shares outstanding – basic	55,835,501	46,841,971
Weighted average number of shares outstanding – diluted	101,608,278	46,841,971
Comprehensive income (loss)	$1,745,429	$(26,778,702)

See accompanying notes to the consolidated financial statements

MEDICINE MAN TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2023 and March 31, 2022

Expressed in U.S. Dollars

	Three Months Ended
	March 31,	March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss) for the period	$1,745,429	$(26,778,702)
Adjustments to reconcile net income (loss) to cash for operating activities:
Depreciation and amortization	6,151,395	2,540,796
Non-cash interest expense	991,184	1,203,333
Non-cash lease expense	2,251,459	1,079,913
Change in derivative liabilities	(8,501,685)	13,417,472
Amortization of debt issuance costs	421,513	421,512
Amortization of debt discount	1,999,933	1,756,173
(Gain) loss on investments, net	(1,816)	8,549
Stock based compensation	214,544	991,083
Changes in operating assets and liabilities (net of acquired amounts):
Accounts receivable	(118,181)	(120,388)
Inventory	(3,023,251)	6,628,633
Prepaid expenses and other current assets	(3,036,801)	104,888
Other assets	360,674	(867,401)
Change in operating lease liability	(1,531,765)	(921,947)
Accounts payable and other liabilities	(3,464,671)	2,898,513
Income taxes payable	5,299,403	1,259,894
Net cash provided by operating activities	(879,861)	3,622,321

Cash flows from investing activities:
Collection of notes receivable	10,631	—
Cash consideration for acquisition of business, net of cash acquired	—	(59,691,039)
Purchase of fixed assets	(2,913,394)	(2,643,404)
Net cash used in investing activities	(2,902,763)	(62,334,443)

Cash flows from financing activities:
Proceeds from issuance of debt	—	—
Proceeds from issuance of common stock, net of issuance costs	—	—
Net cash provided by financing activities	—	—

Net (decrease) in cash and cash equivalents	(3,782,624)	(58,712,122)
Cash and cash equivalents at beginning of period	38,949,253	106,400,216
Cash and cash equivalents at end of period	$35,166,629	$47,688,094

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,540,748	$4,722,639

See accompanying notes to the consolidated financial statements

MEDICINE MAN TECHNOLOGIES, INC.

ADJUSTED EBITDA, FREE CASH FLOW, AND OPERATING WORKING CAPITAL RECONCILIATION – NON-GAAP MEASUREMENTS

For the Three Months Ended March 31, 2023 and March 31, 2022

Expressed in U.S. Dollars

	Three Months Ended
	March 31,	March 31,
	2023	2022
	(Unaudited)	(Unaudited)

Net income (loss)	$1,745,429	$(26,778,702)
Interest expense, net	7,745,854	7,302,254
Provision for income taxes	4,662,178	1,259,894
Other (income) expense, net of interest expense	(8,503,501)	13,426,014
Depreciation and amortization	6,612,814	2,540,796
Earnings before interest, taxes, depreciation and amortization (EBITDA) (non-GAAP measure)	$12,262,774	$(2,249,744)
Non-cash stock compensation	214,544	991,083
Deal related expenses	1,195,802	2,256,934
Capital raise related expenses	35,068	564,320
Inventory adjustment to fair market value for purchase accounting	—	6,260,434
Severance	118,436	4,565
Retention program expenses	280,632	—
Employee relocation expenses	25,707	18,778
Other non-recurring items	391,917	17,911
Adjusted EBITDA (non-GAAP measure)	$14,524,880	$7,864,281
Percent of revenue	36.3%	24.7%

	Three Months Ended
	March 31,	March 31,
	2023	2022
	(Unaudited)	(Unaudited)

Net cash provided by (used in) operating activities	$(879,861)	$3,622,321
Plus: Cash paid for interest	6,540,748	4,722,639
Less: Purchases of fixed assets	(2,913,394)	(2,643,404)
Free cash flow (non-GAAP measure)	$2,747,493	$5,701,556

	Three Months Ended
	March 31,	March 31,
	2023	2022
	(Unaudited)	(Unaudited)

Current assets	$74,120,514	$71,735,033
Less: Cash and cash equivalents	(35,166,629)	(38,949,253)
Adjusted current assets	38,953,885	32,785,780

Current liabilities	$41,973,461	$47,381,308
Less: Derivative liabilities	(8,006,568)	(16,508,253)
Less: Current portion of long term debt	(3,000,000)	(2,250,000)
Adjusted current liabilities	30,966,893	28,623,055

Operating working capital (Non-GAAP measure)	$7,986,992	$4,162,725

See accompanying notes to the consolidated financial statements